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                                                             EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 8, 1997 relating to the financial statements of NRG Energy, Inc. for the two years ended December 31 1996, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Minneapolis, Minnesota
August 11, 1997